UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road
Minneapolis, Minnesota		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 952 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 30, 2021, Ceridian HCM Holding Inc., a Delaware corporation (the “Company”), irrevocably elected to settle its conversion obligations in connection with any 0.25% Convertible Senior Notes due 2026 (the “Notes”) submitted for conversion on or after January 1, 2022 or at maturity with a combination of cash and shares of the Company’s common stock. In accordance with the foregoing, the Company has notified the holders of the Notes and Wells Fargo Bank, National Association, the Trustee and Conversion Agent for the Notes, that the Settlement Method (as defined in the Indenture, dated as of March 5, 2021 (the “Indenture”)) for all Notes submitted for conversion with a Conversion Date (as defined in the Indenture) on or after January 1, 2022 shall be Combination Settlement (as defined in the Indenture). Generally, under this settlement method, the conversion value will be settled in cash in an amount no less than the principal amount being converted, and any excess of the conversion value over the principal amount will be settled, at the Company’s election, in cash or shares of the Company’s common stock.

Please refer to the Indenture for a more complete description of the conversion procedures relating to the Notes, the consideration due upon a conversion of the Notes and when such consideration must be delivered by the Company. A copy of the Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERIDIAN HCM HOLDING INC.

Date:	December 30, 2021	By:	/s/ Noémie C. Heuland
		Name: Title:	Noémie C. Heuland Executive Vice President and Chief Financial Officer (Principal Financial Officer)